Exhibit 8.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES MUNICH NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

April 14, 2017

Starwood Property Trust, Inc.
591 West Putnam Ave.
Greenwich, CT 06830

Re:                             5.000% Senior Notes due 2021

Ladies and Gentlemen:

We have acted as counsel to Starwood Property Trust, Inc., a Maryland corporation (“Starwood”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) being filed by Starwood with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the “Securities Act”), relating to the registration of $700,000,000 aggregate principal amount of the Company’s 5.000% Senior Notes due 2021 (the “New Notes”), which are to be offered in exchange for an equivalent aggregate principal amount of the Company’s outstanding 5.000% Senior Notes due 2021 (the “Old Notes”).  The Old Notes were, and the New Notes will be, issued under an Indenture dated as of December 16, 2016 between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

We inform you that any U.S. federal tax advice contained in this opinion is limited to the one or more U.S. federal tax issues addressed in the opinion. Additional issues may exist that could affect the U.S. federal tax treatment of the transaction that is the subject of this opinion and this opinion does not consider or provide a conclusion with respect to any additional issues.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations and covenants of officers of Starwood dated the day hereof (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of Starwood and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”). For purposes of our opinion, we have not independently verified the facts, statements, representations and covenants set forth in the Officers’ Certificate, the Registration Statement, or in any other document. In particular, we note that the Company may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on your representation that the facts, statements, representations, and covenants presented in the Officers’ Certificate, the Registration Statement, and other documents, or otherwise furnished to us, accurately and completely describe all

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material facts relevant to our opinion. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent, or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations, and covenants. Any material change or inaccuracy in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) Starwood and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdictions in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

We have further assumed, with your consent, that (i) the offer and exchange of the New Notes registered under the Registration Statement have been or will be consummated in accordance with the provisions of the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), (ii) the parties to the transactions described above will treat the offer and exchange of the New Notes registered under the Registration Statement and all related transactions for U.S. federal income tax purposes in a manner consistent with the opinion set forth below, (iii) all applicable reporting requirements have been or will be satisfied, (iv) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms, and (v) no action will be taken by the Company after the date hereof that would have the effect of altering facts upon which the opinions set forth below are based. If any of the above described assumptions is untrue for any reason, or if the offer and exchange of the New Notes registered under the Registration Statement are consummated in a manner that is different from the manner described in the Registration Statement, our opinion as expressed below may be adversely affected.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986 (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS. This opinion shall not be construed as or deemed to be a guaranty or insuring agreement.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States. We express no opinion on any issue relating to Starwood or any investment therein, other than as expressly stated herein.

Based on and subject to the foregoing, we are of the opinion that:

1.  Commencing with Starwood’s initial taxable year ending on December 31, 2009, Starwood has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its current organization and  proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.  Starwood’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of Starwood’s operations for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

2.  Although the discussions set forth in the Registration Statement under the heading “Material United States Federal Income Tax Considerations” do not purport to discuss all possible United States federal income tax consequences of the offer and exchange of the New Notes registered under the Registration Statement, such discussions, though general in nature, constitute, in all material respects, a fair and accurate summary under current law of the material United States federal income tax consequences of the offer and exchange of the New Notes registered under the Registration Statement, subject to the qualifications set forth therein. The United States federal income tax consequences of the offer and exchange of the New Notes registered under the Registration Statement by a holder of such New Notes will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussions set forth in the Registration Statement under the heading “Material United States Federal Income Tax Considerations” as applied to any particular holder.

This opinion has been prepared for you in connection with the filing of the Registration Statement.  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Sidley Austin LLP under the captions “Material United States Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Commission.  This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,
/s/ Sidley Austin LLP